FIRST AMENDMENT TO COMMITMENT LETTER

This First Amendment to Commitment Letter (the “First Amendment”) is made and entered into as of the   15th   day of March, 2013, by and between QUINCE ASSOCIATES, LIMITED PARTNERSHIP, a Maryland limited partnership (“Quince Associates”), and J.D. NICHOLS and BRIAN F. LAVIN (“Borrowers”).

RECITALS:

A.           Quince Associates delivered to Borrowers that certain commitment letter dated December 21, 2012 (the “Commitment Letter”), and Borrowers accepted the Commitment Letter on December 27, 2012.

B.           Quince Associates and Borrowers now desire to extend the Commitment Letter as provided herein.

C.           All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Commitment Letter.

Now, therefore, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT:

1.           The third sentence of the third paragraph on page 1 of the Commitment Letter is hereby amended and modified to read as follows:

“If the definitive credit documents governing the Facility have not been executed by April 30, 2013, either party may terminate this Agreement by giving notice of such termination in writing to the other party at their respective addresses set forth in this Commitment Letter.”

2.           Except as amended and modified herein, the terms and conditions of the Commitment Letter Agreement remain in full force and effect.

IN WITNESS WHEREOF, Quince Associates, Limited Partnership and Borrowers have executed this First Amendment to Commitment Letter as of the  15th  day of March, 2013.

Quince Associates, Limited Partnership, a Maryland limited partnership By: Evensong, LLC, its general partner	/s/ J.D. Nichols J.D. NICHOLS

By: /s/ John P. Hill, Jr. John P. Hill, Jr. Manager	/s/ Brian F. Lavin BRIAN F. LAVIN